UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2022

BuzzFeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 East 18th Street

New York, New York 10003

(Address of registrant’s principal executive offices, and zip code)

(646) 589-8592

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BZFDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2022, the board of directors (the “Board”) of BuzzFeed, Inc. (the “Company”) appointed Marcela Martin, age 50, as President of the Company. The appointment will become effective on August 1, 2022

Ms. Martin has more than 25 years of financial and operations experience at global technology and media companies, most recently as Chief Financial Officer and Treasurer of Squarespace since November 2020 and Senior Vice President and Chief Financial Officer of Booking.com B.V. from January 2019 to October 2020. Previously, she spent three years at National Geographic Partners, LLC as Chief Financial Officer from January 2016 to December 2018 and Chief Administrative Officer from July 2018 to December 2018. Between November 1998 and December 2015, Ms. Martin held positions with Fox International Channels, including Executive Vice President for Finance and Chief Financial Officer from January 2007. In addition, Ms. Martin serves on the board of directors of Cvent, Inc., Chegg, Inc. and Avalara, Inc. Originally from Argentina, Ms. Martin graduated from the University of Morón as a Public Certified Accountant with expertise in accounting and received an MBA from the University of Liverpool.

Ms. Martin is party to an Offer Letter with the Company, dated March 25, 2022 (the “Offer Letter”). Pursuant to Ms. Martin’s Offer Letter, she will receive an annual base salary of $450,000 and will be eligible to receive a cash bonus with a target of 60% of her annual base salary, subject to the achievement of certain performance criteria. Ms. Martin also is entitled to receive a one-time sign on cash bonus of $500,000.

In addition, Ms. Martin is entitled to receive a one-time initial grant of restricted stock units (“RSUs”) equal in value to $7,000,000. One-third of the RSUs will vest on the date that is one year following the date of grant and the remaining two-thirds of the RSUs will vest in equal quarterly installments over the next two years thereafter, subject to Ms. Martin’s continued service to the Company.

In addition, Ms. Martin will be eligible to receive an annual equity award payable in a combination of restricted stock units, stock options and/or performance stock units. The award will have an initial grant date value of $600,000 and will vest over a three-year period following the date of the grant.

A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Ms. Martin will participate as a tier 2 participant of the Company’s Change in Control and Severance Plan described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2022.

The Company is entering into its standard form of indemnification agreement with Ms. Martin. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.16 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2021 and is incorporated by reference herein.

There are no arrangements or understandings between Ms. Martin and any other persons, pursuant to which she was appointed as President. There are also no family relationships between Ms. Martin and any director or executive officer of the Company, nor does Ms. Martin have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 3, 2022, the Company issued a press release announcing the appointment of Ms. Martin as the Company’s President. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated as of March 25, 2022, between Buzzfeed, Inc. and Marcela Martin

99.1	Press Release dated May 3, 2022.

104	Cover Page Interactive Data File ((formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 6, 2022
BuzzFeed, Inc.

		By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer